UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 9, 2006

SUPREME INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-8183		75-1670945
(State of Incorporation)	(Commission File No.)		(IRS Employer Identification No.)

P.O. Box 237
2581 E. Kercher Road
Goshen, Indiana 46528
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: - (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On February 9, 2006 Supreme Industries, Inc. (the "Company") issued a press release (the "Press Release") announcing its financial results for the fourth quarter and full year ended December 31, 2005. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02, and the foregoing description of the Press Release is qualified in its entirety by reference to this exhibit.

On February 9, 2006 the Company held a conference call to discuss its financial results for its fourth quarter and full year ended December 31, 2005. A transcript of the conference call is being furnished as Exhibit 99.2 to this Current Report of Form 8-K.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including the exhibits shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Form 8-K.

Exhibit No.	Description
99.1	Press release dated February 9, 2006, reporting results
	for the fourth quarter and full year ended
	December 31, 2005.

99.2	Transcript of conference call held by the Company on
	February 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		SUPREME INDUSTRIES, INC.

Dated: February 13, 2006		BY: /s/ Jeffery D. Mowery
		Jeffery D. Mowery
		Vice President of Finance and Chief Financial Officer

		(Signing on behalf of the Registrant and as Principal Financial Officer)
EXHIBIT INDEX

99.1		Press release dated February 9, 2006, reporting results for the fourth quarter and full year ended December 31, 2005.

99.2		Transcript of conference call held by the Company on February 9, 2006.

Exhibit 99.1

SUPREME INDUSTRIES, INC.

For Immediate Release

Contact:		Robert W. Wilson
President and Chief Operating Officer
(574) 642-4888

Supreme Industries Reports Improved Revenue and Earnings
For 2005 Fourth Quarter and Full Year
Annual Revenue Improved by 11%
EPS for the Year Increased by 71%
Cash Dividend Payout for 2005 Increased by 93% per Share

GOSHEN, Ind., February 9, 2006 — Supreme Industries, Inc. — (AMEX:STS), a leading manufacturer of specialized transportation products, including truck bodies and shuttle buses, announced today financial results for the 2005 fourth quarter and year ended December 31, 2005.

The series of price increases implemented throughout 2004 and the beginning of 2005, coupled with good demand for all of the Company's major product lines, resulted in record revenue in both the fourth quarter and full year of 2005. The Company had net sales of $78.7 million for the quarter ended December 31, 2005, compared to $72.5 million for the quarter ended December 25, 2004. Full-year net sales were $341.3 million in 2005, compared to $307.3 million for the full year of 2004.

Pretax income improved significantly for the fourth quarter of 2005 compared to the fourth quarter of 2004. Pretax income in the fourth quarter of 2005 was $1.3 million compared to $17,061 in the fourth quarter of 2004, and net income for the fourth quarter of 2005 was $1.1 million, or $0.08 per diluted share, compared to $1.0 million, or $0.08 per diluted share, in the fourth quarter of 2004. Net income for the fourth quarter of 2004 was positively impacted by having recognized both research and development tax credits claimed on amended tax filings and the reversal of tax reserves that were no longer required.

Supreme's pretax income for 2005 more than doubled to $12.7 million from $6.1 million in 2004. Supreme's 2005 full-year net income was $8.3 million, or $0.65 per diluted share, compared to $4.7 million, or $0.38 per diluted share, for the same period in 2004.

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While selling, general and administrative (SG&A) expenses as a percentage of net sales were unchanged in 2005 from the prior year, SG&A increased in the fourth-quarter of 2005 compared to the same period of 2004, due principally to, among other factors, increased compensation-related costs associated with improved revenue and pretax income.

Interest expense increased from $349,273 in the fourth quarter of 2004 to $561,521 in the same period of 2005. For the twelve-month period, interest expense increased from $1.0 million in 2004 to $2.1 million in 2005. The increase in interest expense for both periods is a result of increased debt incurred for funding of capital expenditures together with increased working capital and higher short-term interest rates in 2005 versus 2004.

Stockholders' equity totaled $75.2 million, or $5.92 per share, at December 31, 2005. Working capital totaled $58.9 million compared with $50.9 million at year-end 2004. The working capital ratio at year end 2005 was 3.1 to 1.0 while long-term debt as a percentage of the Company's total capitalization was a conservative 28.6 percent.

Mr. Wilson concluded, "We are pleased that we were able to attain one of our primary financial objectives for 2005, which was to improve our gross margin to 12 percent, two percentage points over the level achieved in 2004. With a backlog of $90.3 million, which is slightly higher than last year's $89.1 million, we are optimistic that 2006 can be another strong year for Supreme, and we have set an internal gross margin target of 13 percent. However, an intensely competitive market environment, less favorable general economic conditions and other factors could adversely impact our results in 2006."

As announced on February 7, 2006, Supreme's board of directors approved a $0.095 per share cash dividend on its outstanding Class A and Class B Common Stock to be paid on February 27, 2006, to shareholders of record on February 20, 2006. This cash dividend is the tenth consecutive quarterly cash dividend in what the Company intends to be a continuing series of quarterly cash dividends, business conditions permitting.

A live webcast of Supreme Industries' earnings conference call can be heard today at 4:30 p.m. Eastern Time at www.supremeind.com.

Supreme Industries, Inc. is a nationwide manufacturer of specialized truck bodies that are produced to the specifications of its customers. Supreme also manufactures the StarTrans® line of special-purpose "shuttle-type" buses. The Company's transportation equipment products are used by a wide variety of industrial and commercial customers.

The Company's significant accounting policies are discussed in Note 1 of the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 25, 2004. In Management's opinion, the Company's critical accounting policies include allowance for doubtful accounts, excess and obsolete inventories, inventory relief, accrued insurance and accrued warranty.

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This report contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), other than historical facts, which reflect the view of the Company's management with respect to future events. When used in this report, words such as "believe," "expect," "anticipate," "estimate," "intend," and similar expressions, as they relate to the Company or its plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by and information currently available to the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations are reasonable, and it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, limitations on the availability of chassis on which the Company's product is dependent, availability of raw materials, raw material cost increases, and severe interest rate increases. Furthermore, the Company can provide no assurance that such raw material cost increases can be passed on to its customers through implementation of price increases for the Company's products. The forward-looking statements contained herein reflect the current views of the Company's management with respect to future events and are subject to those factors and other risks, uncertainties and assumptions relating to the operations, results of operations, cash flows and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

Financial tables follow……..

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Supreme Industries, Inc. and Subsidiaries
Consolidated Statements of Income

	Three Months Ended		Twelve Months Ended

	December 31,	December 25,	December 31,	December 25,
	2005	2004	2005	2004
Revenue:
Net sales	$78,658,767	$72,520,807	$341,252,852	$307,326,310
Other income	274,204	252,765	806,005	636,145

	78,932,971	72,773,572	342,058,857	307,962,455

Costs and expenses:
Cost of sales	69,650,522	66,173,141	300,114,755	276,556,076
Selling, general and
administrative	7,401,005	6,234,097	27,137,573	24,287,530
Interest	561,521	349,273	2,129,149	1,016,732

	77,613,048	72,756,511	329,381,477	301,860,338

Income before income
taxes	1,319,923	17,061	12,677,380	6,102,117

Income taxes	259,000	(961,000)	4,336,000	1,354,000

Net income	$1,060,923	$978,061	$8,341,380	$4,748,117

Earnings per share:
Basic	$.08	$.08	$.67	$.39
Diluted	.08	.08	.65	.38

Shares used in the
computation of
earnings per share:
Basic	12,667,949	12,118,448	12,455,818	12,083,601
Diluted	12,993,927	12,445,153	12,869,432	12,477,333

Cash dividends per share:	$.095	$.035	$.26	$.135

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Supreme Industries, Inc. and Subsidiaries
Consolidated Balance Sheets

		December 31,	December 25,
		2005	2004

Assets
Current assets		$86,726,343	$80,680,035
Property, plant and equipment, net		49,334,947	47,190,964
Intangible assets, net		735,014	765,080
Other assets		549,350	560,540

Total assets		$137,345,654	$129,196,619

Liabilities
Current liabilities		$27,819,756	$29,781,764
Long-term debt		31,378,367	28,766,667
Deferred income taxes		2,988,275	3,085,179

Total liabilities		62,186,398	61,633,610
Total stockholders' equity		75,159,256	67,563,009

Total liabilities and stockholders' equity		$137,345,654	$129,196,619

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Exhibit 99.2

Transcript of Conference Call Held by the Company on February 9, 2006

Good afternoon everyone. Thank you for joining us for today's conference call to discuss Supreme's fourth quarter and full-year of 2005 financial results. The press release was issued this morning. If you have not received a copy, please call Supreme's offices at 574.642.3070 and one will be faxed to you. Joining me today are Supreme's Vice President's, Christy Miller, Manufacturing, Barry Lown, Sales and Marketing and Jeff Mowery, CFO. I will provide a financial overview and additional details on the quarter. After that, we will be available to answer any questions that you may have. Before we begin, I must remind you that during our conversation today you may hear some forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable and that those statements are based on reasonable assumptions, we cannot guarantee that we will meet any expectations that might arise from these forward-looking statements and their underlying assumptions. Some of the important factors that could cause Supreme's results to differ materially from such expectations include: limitations on the availability of chassis for its products, escalating raw material cost and the availability of raw material, severe interest rate increases and other factors that are detailed in our SEC filings.

Stable demand in all of the Company's major product lines coupled with the series of price increases implemented throughout 2004 and the beginning of 2005 resulted in improved results for the fourth quarter and year end 2005 periods. In the fourth quarter of 2005, net sales improved 8 percent and pretax income increased to $1.3 million from $17 thousand over the fourth quarter of 2004. While we achieved 8 cents in earnings per diluted share in the fourth quarter of 2005 versus 8 cents in the same period of 2004, it is important to note that net income in the fourth quarter of 2004 was positively impacted by a significantly lower tax rate as a result of research and development tax credits claimed on amended tax filings and the reversal of tax reserves no longer required. Therefore, the tax adjustments in the fourth quarter of 2004 conceal the significant financial improvement when comparing earnings per share quarter-over-quarter. For the full year, 2005 net sales were $341.3 million, or 11% higher than the $307.3 million achieved in 2004. Supreme's full year net income for 2005 was $8.3 million, or 65 cents per diluted share, compared to $4.7 million, or 38 cents per diluted share, for the same period in 2004. We are proud of the record revenues and the substantial profit growth achieved in 2005 but will not rest upon our achievements.

While the growth was primarily a result of the price increases we implemented throughout 2004 and the beginning of 2005, Supreme experienced continued demand within the commercial truck and transportation industries, particularly with major fleet customers, and our bus and armored divisions. Specifically for the year ended 2005, we increased our sales of specialty truck bodies with major fleet customers by approximately 19 percent over 2004. Additionally, our armored division increased sales by 46 percent and our bus division sales improved 19 percent over last year.

Selling, general and administrative expenses increased to 9.4 percent of net sales in the 2005 fourth quarter compared to 8.6 percent in last year's fourth quarter. This increase is due to increased compensation-related costs due to improved revenue and pretax income. For the year ended 2005, SG&A expenses increased slightly to 8 percent of net sales versus 7.9 percent in the same period last year.

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Interest expense for the current quarter was $562 thousand compared to $349 thousand in last years fourth quarter. For the year ended 2005, interest expense increased to $2.1 million from $1.0 million in 2004. The increased interest expense in both periods is a result of higher levels of borrowing to finance working capital and capital expenditures, and the rise in interest rates. To support our increased working capital associated with our record revenue and our capital expenditures, Supreme increased its borrowings under its bank revolving credit agreement. In 2006 we intend to reduce our borrowings by continuing to aggressively manage current assets and dedicating more of our cash flow to the reduction of our debt. Therefore, assuming that our average rate of interest in 2006 is not materially different than the average rate incurred in 2005, we anticipate that our interest expense will decline.

For the 12-month period ended 2005, Supreme's effective tax rate increased to 34.2 percent versus 22.2 percent last year for reasons previously discussed.

To further support our growth, capital expenditures totaled approximately $2.4 million in the quarter and $6.4 million in the full year 2005 period. Supreme completed major capacity additions at its Northeast and Southeast manufacturing facilities in 2005. The Company completed the construction of an additional manufacturing facility at its Griffin, Georgia location and Supreme's Jonestown, Pennsylvania management launched operations at its recently acquired manufacturing plant adjacent to existing facilities. The Company also purchased 10 acres and a 24,000 square foot facility adjacent to its fiberglass reinforced plywood production facility in Ligonier, Indiana to replace facilities that were being leased. Our Company now has a manufacturing or distribution presence in every major geographical area of the country and has the production capacity to capitalize on market opportunities. During 2006, the Company plans to wisely invest in equipment and technology that will enhance our leading industry position.

Turning to the balance sheet, shareholders equity continued to improve to $75.2 million, up 11.2 percent from the end of 2004. The increase in stockholder's equity occurred even though the Company paid $3.2 million in cash dividends in 2005 which we believe serve to enhance the value of our Company to our shareholders . Our book value was $5.92 per share, and long-term debt-to-total-capital was 28.6 percent.

As we announced on February 7th, 2006 the board of directors declared a nine and one-half cent cash dividend per share payable on February 27, 2006. The record date for this dividend will be February 20, 2006.

Our backlog at December 31, 2005 stood at $90.3 million which approximates the backlog figure of $89.1 million in the same period last year. The stable dollar backlog relates to the price increases that we implemented throughout 2004 and early 2005. Additionally, while the strength in our truck division has primarily led the way during the past several quarters, we are now experiencing higher demand in our bus division which continues to grow as a percentage of total backlog.

Working capital increased to $58.9 million at the end of the 2005 from $50.9 at the end of 2004. Our working capital ratio was 3.1 to 1.

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Although we anticipate 2006 to be another challenging year due to, among other factors, an intensely competitive environment and uncertainty concerning raw material costs and possibly their availability, we believe it is reasonable to expect further financial improvements in 2006. We have set an internal gross margin target of 13 percent, which if achieved, will be an improvement from 12.1 percent in 2005 and 10 percent in 2004. We believe this goal is achievable, although factors such as lower demand for our products, continued escalation in group healthcare costs, inadequate availability of quality labor and/or an interruption in chassis supply could adversely impact our performance. However, to further improve our operational efficiencies and profitability, we are intensifying our strategic planning and we anticipate benefiting from this effort in 2006 and beyond.

Finally, we remain pleased with the overall demand for our truck and bus products, and we believe our extensive product offerings, new product introductions and superior service to customers will afford us opportunities for continued profitability.

With that being the conclusion of our formal remarks, we would now like to open the call for any questions you may have.